Exhibit 10.11(a)

WorldSpace 2005 Incentive Award Plan

ARTICLE 1

GENERAL

INTRODUCTION

WorldSpace, Inc., a company organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), hereby establishes an incentive compensation plan to be known as the “WorldSpace 2005 Incentive Award Plan” (hereinafter referred to as the “Plan”), as set forth in this document. Awards granted under the Plan may be Incentive Stock Options, Non-Qualified Options, SARs, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, Phantom Shares or Other Share Based Awards.

The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation’s shareholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to attract, motivate, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

DEFINITIONS

For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

(a) “Affiliate” shall mean any entity controlled by, controlling, or under common control with the Corporation.

(b) “Applicable Laws” shall mean the requirements relating to the administration of equity-based awards or equity compensation plans under applicable U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” shall mean, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, Phantom Shares or Other Share Based Awards.

(d) “Award Agreement” shall mean the written or electronic agreement, executed by an appropriate officer of the Corporation, setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Board of Directors” shall mean the Board of Directors of WorldSpace, Inc. as in office from time to time.

(f) A “Change in Control” of the Corporation, unless otherwise defined in an Award Agreement or in a written employment agreement by and between the Corporation and the Participant, shall be deemed to have occurred in the event that after the Effective Date hereof (i) any person or group (other than Noah Samara and any entities controlled by him) becomes the beneficial owner of securities of the Corporation representing more than 40% of the then voting power of the Corporation; (ii) members of the Board of Directors at the Effective Date of this Agreement or who were appointed after the Effective Date by at least two-thirds (2/3) of the members of the Board of Directors at the time of the appointment no longer constitute two-thirds (2/3) of the Board of Directors during the term hereof; (iii) a merger/consolidation of the Corporation occurs wherein the Corporation voting securities immediately prior thereto do not constitute at least 60 percent of the combined voting securities after the merger/consolidation; or (iv) the stockholders approve a plan of complete liquidation or winding-up or an agreement for the sale or disposition of all or substantially all of the Corporation’s assets.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h) “Committee” shall mean the Board of Directors of the Corporation or any committee of two or more Directors who are Non-Employee Directors and Outside Directors designated by the Board of Directors to serve as the Committee in accordance with Article 1, Section IV of the Plan.

(i) “Common Shares” shall mean the Class A Ordinary Shares, par value $0.01 per share, of the Corporation.

(j) “Conflicting Product or Service” shall mean any product or service of any person or organization other than the Corporation or any Subsidiary or Affiliate, in existence or under development, which resembles or competes with a product or service of the Corporation or any Subsidiary or Affiliate, or about which a Participant acquired any information considered or designated proprietary by the Corporation, or by any Subsidiary or Affiliate, (or obtained from another party and which the Corporation considers or designates as proprietary) and not generally known by persons who are not Service Providers of the Corporation or any Subsidiary or Affiliate, including, without limitation, any and all general and specific knowledge, experience, information and data, technical or nontechnical business plans, business strategies, marketing strategies, including, without limitation and whether or not patentable, processes, skills, information, know-how, trade secrets, data, designs, formulae, algorithms, specifications, samples, source code, object code, mask works, employee information and records, methods, techniques, compilations, computer programs, devices, concepts, inventions, developments, discoveries, improvements, and commercial or financial information, in any form, including without limitation, oral, written, graphic, demonstrative, machine recognizable, specimen or sample form, through the Participant’s work with the Corporation or any Subsidiary or Affiliate.

(k) “Conflicting Organization” means any person or organization engaged in, or about to become engaged in, research on or development, production, marketing, or selling of a Conflicting Product or Service.

(l) “Consultant” shall mean an individual or entity that is in a Consulting Relationship with the Corporation or any Subsidiary or Affiliate.

(m) “Consulting Relationship” shall mean the independent contractor relationship that exists between an individual or an entity and the Corporation, or any Subsidiary or Affiliate if (i) such individual or entity or (ii) any entity of which such an individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation, or any Subsidiary or Affiliate.

(n) “Corporation” shall mean WorldSpace Inc., a Delaware corporation.

(o) “Director” shall mean a duly elected and qualified member of the Board of Directors.

(p) “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(q) “Dividend Equivalent” shall mean, to the extent specified by the Committee, an amount equal to all dividends and other distributions (or the economic equivalent thereof) paid on one Share for each Share represented by an Award held by a Participant.

(r) “Early Retirement” shall mean the retirement of a Participant from the Corporation or any Subsidiary or Affiliate before age 65 as approved in writing by the Committee and subject to the non-compete provisions of Article 10(a) of the Plan.

(s) “Effective Date” shall have the meaning set forth in Article 18 of the Plan.

(t) “Employee” shall mean a common-law employee of the Corporation or of any Subsidiary or Affiliate.

(u) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(v) “Fair Market Value” of the Corporation’s Common Shares shall be determined as follows:

(i) If the Common Shares are then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Shares are then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Shares on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported; provided, however, that the Fair Market Value of Options issued upon the initial public offering of the Corporation’s Common Shares shall be equal to the offering price per Common Share on the effective date of such initial public offering.

(ii) If the Common Shares are not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Shares in the over the counter market on the date of valuation.

(iii) If neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate and applied in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time, which determination shall be conclusive and binding on all interested parties.

(w) “Foreign Jurisdiction” means any jurisdiction outside of the United States of America, including, without limitation, countries, states, provinces and localities.

(x) “Free Standing SAR” shall mean a SAR granted pursuant to the provisions of Article 4(d) of the Plan.

(y) “Good Cause,” unless otherwise defined in an Award Agreement or in a written employment agreement by and between the Corporation and the Participant, shall mean, with respect to any Participant, (whether discovered before or after the termination of the Participant’s employment): (i) misconduct in the performance of his or her duties; (ii) dishonesty, fraud, breach of duty of loyalty, insubordination, violation of the Corporation’s policies, gross negligence, gross incompetence, any intentional act contrary to the interests of the Corporation, embezzlement or misappropriation relating to the Corporation or a Subsidiary or Affiliate or any of their funds, properties or assets; (iii) failure to perform duties or to follow any lawful directive of the Chief Executive Officer or the Board of Directors; (iv) any material breach of an Award Agreement or other agreement with the Corporation or any Subsidiary or Affiliate; (v) the arrest, indictment, conviction or plea of nolo contendere (or similar plea) with respect to any facts constituting any felony or a misdemeanor involving Moral Turpitude; (vi) acting in a manner or making any statements which the Chief Executive Officer or the Board of Directors reasonably determines to have an adverse effect on the reputation, operations, prospects or business relations of the Corporation or any Subsidiary or Affiliate; (vii) any conduct which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral, or illegal; or (viii) the use of controlled substances or alcohol in any manner that interferes with the performance of a Participant’s duties. For purposes of the Plan, “Moral Turpitude” shall mean acts or behavior of intentional dishonesty for purposes of personal gain or any other act or behavior of a willful and flagrant nature which demonstrates a conscious moral indifference to established community standards.

(z) “Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Non-Employee Director” shall mean a Director who is not an Employee or Consultant of the Corporation or any Subsidiary or Affiliate.

(bb) “Non-Qualified Option” shall mean an Option which is not an Incentive Stock Option.

(cc) “Option” shall mean an Award granted pursuant to the provisions of Article 2 of the Plan.

(dd) “Optionee” shall mean a Participant to whom an Option is granted under the terms of the Plan.

(ee) “Other Share Based Awards” shall mean any other awards not specifically described in the Plan that are created by the Committee pursuant to Article 8 of the Plan.

(ff) “Outside Director” shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

(gg) “Participant” shall mean the holder of an outstanding Award granted under the Plan or an Employee, Consultant or Director otherwise participating in the Plan.

(hh) “Performance Cycle” shall have the meaning set forth in Article 5(b) of the Plan.

(ii) “Performance Share” shall mean an Award granted pursuant to Article 5 of the Plan.

(jj) “Performance Unit” shall mean an Award granted pursuant to Article 5 of the Plan.

(kk) “Phantom Share” shall mean an Award consisting of a contractual right to a hypothetical Share granted pursuant to Article 6 of the Plan.

(ll) “Restriction Period” shall mean the period during which the transfer of Restricted Shares is subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee in its discretion.

(mm) “Restricted Share Unit” shall mean an Award that the Committee permits to be paid in installments or on a deferred basis pursuant to Article 7 of the Plan.

(nn) “Restricted Shares” shall mean shares of Common Shares issued pursuant to a Restricted Shares award under Article 3 of the Plan.

(oo) “Retained Distribution” shall have the meaning set forth in Article 3(c) of the Plan.

(pp) “Retirement” shall mean the normal retirement of a Participant from the Corporation or any Subsidiary or Affiliate at or after age 65.

(qq) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr) “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(ss) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(tt) “Share” shall mean a share of the Common Shares, as adjusted in accordance with Article 9 of the Plan.

(uu) “Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Article 4 of the Plan is designated as a SAR.

(vv) “Subsidiary” shall mean a “subsidiary corporation” of the Corporation, whether now existing or hereafter created or acquired, as defined in Section 424(f) of the Code.

(ww) “Tandem SAR” shall mean a SAR granted pursuant to the provisions of Article 4(c) of the Plan.

(xx) “Termination of Consulting Relationship” shall mean the cessation, abridgement or termination of a Consultant’s Consulting Relationship with the Corporation or any Subsidiary or Affiliate as a result of (i) the Consultant’s death, (ii) the cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation or any Subsidiary or Affiliate and the Consultant (or any other entity) giving rise to such Consulting Relationship or (iii) if the written consulting contract is not directly between the Corporation or any Subsidiary or Affiliate and the Consultant, the Consultant’s termination of service with, or sale of all or substantially all of his or her equity interest in, the entity which has entered into the written consulting contract with the Corporation or any Subsidiary or Affiliate.

(yy) To “vest” an Option, SAR, Restricted Share, Performance Share, Performance Unit, Phantom Share or Restricted Share Unit held by a Participant shall mean, with respect to an Option or SAR, to render such Option or SAR exercisable, subject to the terms of the Plan or the applicable Award Agreement, and, in the case of a Restricted Share, Performance Share, Performance Unit, Phantom Share or Restricted Share Unit, to render such Restricted Share, Performance Share, Performance Unit, Phantom Share or Restricted Share Unit nonforfeitable.

SECTION I

ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Article 1, Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

SECTION II

SHARES AVAILABLE

(a) Shares Available. Subject to the adjustments provided in Article 9(a) of the Plan, the aggregate number of Common Shares with respect to which Awards may be granted under the Plan shall be Nine Million (9,000,000) shares. In no event, however, except as adjusted pursuant to Article 9(a), shall more than Nine million (9,000,000) of the shares eligible for issuance under the Plan be issued upon exercise of Incentive Stock Options under the Plan. Except as adjusted pursuant to Article 9(a), the aggregate number of the shares eligible for issuance under the Plan as Restricted Shares shall be Four Million Five Hundred Thousand shares (4,500,000).

(b) Prior Plans. Upon approval of this Plan by the shareholders of the Corporation, no further grants shall be made under the WorldSpace 1996 Shares Option Plan or the WorldSpace 1997 Shares Option Plan, but awards made under said plans shall remain outstanding in accordance with their terms.

(c) Share Counting. Shares underlying awards of Awards granted hereunder shall be counted against the limitation on shares available set forth in clause (a) of this Section II.

Any Shares which (i) are subject to an Award hereunder, if there is a lapse, forfeiture, expiration or termination of any such award, (ii) are tendered, actually or by attestation, by a Participant as full or partial payment to the Corporation in connection with the exercise of any Award under the Plan, (iii) are retained by or surrendered to the Corporation in order to satisfy a Participant’s withholding tax obligations in accordance with Article 13(d) of the Plan, (iv) are subject to Awards which are settled in cash, or (v) are subject to Awards which are surrendered pursuant to an Award exchange program as contemplated by Article 1, Section IV(a)(vi), shall again be available for grants in connection with future Awards under the Plan (unless the Plan has terminated), and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan. Shares granted to satisfy Awards under the Plan may be authorized and unissued shares of the Common Shares, issued shares of such Common Shares held in the Corporation’s treasury or shares of Common Shares acquired by the Corporation on the open market.

(d) Individual Limits. Subject to the provisions of Article 9(a) relating to adjustments upon changes in Common Shares, the maximum number of Common Shares with respect to which one or more Awards may be granted under the Plan to any individual Participant in any calendar year shall be equal to Four Million Five Hundred Thousand (4,500,000) Common Shares.

SECTION III

ELIGIBILITY

All (i) Employees who are regularly employed on a salaried basis, (ii) Consultants, and (iii) Directors (whether or not employed by the Corporation or any Subsidiary or Affiliate) shall be eligible to participate in the Plan; provided, however, that Incentive Stock Options may be granted only to Employees of the Corporation or of any Subsidiary. Persons eligible for Awards under the Plan pursuant to this Article 1, Section III may be granted, if otherwise eligible, more than one Award; however, eligibility in accordance with this Article 1, Section III shall not entitle a person to be granted an Award or a Participant to be granted an additional Award.

SECTION IV

AUTHORITY OF COMMITTEE

The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with Section 16 of the Exchange Act, to the extent such compliance is required, and shall otherwise have plenary and discretionary authority to interpret and construe the terms of the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business; provided that (i) with respect to any Award that is intended to satisfy the requirements of Rule 16b-3, the Committee shall consist of at least such number of Non-Employee Directors as is required from time to time by Rule 16b-3, and each such Committee member shall satisfy the qualification requirements of such rule; (ii) with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, the Committee shall consist of at least such number of Outside Directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; and (iii) to the extent required under the rules of the stock exchange or automated quotation system on which the Common Shares are listed for trading or quoted, as applicable, each member of the Committee shall satisfy any “independence” requirements of such exchange or quotation system; provided, however, that, if any such Committee member is found not to have met the qualification requirements set forth in clauses (i) and (ii) above, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(a) General Authority. Subject to the provisions of Article 17 hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion:

(i) to determine the persons to whom Awards shall be granted;

(ii) to determine the times when such Awards shall be granted;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the exercise price, the period(s) during which Awards shall be exercisable (whether in whole or in part, and which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, and the other terms and provisions of Awards under the Plan (which need not be identical with respect to each Award) based in each case on such factors as the Committee, in its sole discretion, will determine;

(v) to modify, amend or adjust the terms and conditions of any Award from time to time, provided, however, that for any Award based on the requirements of the Section 162(m) Exception, the Committee may not adjust upwards the amount payable or waive or alter associated performance goals in a manner that would violate Section 162(m) of the Code;

(vi) to institute a program under which outstanding Awards are surrendered or cancelled in exchange for any of (x) Awards of the same type (which may have different terms), (y) Awards of a different type, or (z) cash, having an aggregate value equal to the value of such Awards;

(vii) to authorize any person to execute on behalf of the Corporation any instrument required to effect the grant of an Award previously granted by the Committee;

(viii) to implement a program which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee;

(ix) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(x) to determine whether Awards will be adjusted for Dividend Equivalents;

(xi) to create Other Share Based Awards for issuance under the Plan;

(xii) to establish a program whereby Employees or Consultants designated by the Committee can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xiii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (x) restrictions under an insider trading policy, and (y) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan, including determining the amount of benefits payable to a Participant.

(b) Additional Authority. In addition, the authority of the Committee shall include, without limitation, the following:

(i) Financing. The arrangement of temporary financing for an Optionee by registered broker-dealers, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such financing is arranged, for the purpose of assisting an Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

(ii) Procedures for Exercise of Option. The establishment of procedures for an Optionee (i) to exercise an Option by payment of cash or (ii) with the consent of the Committee, (A) to have withheld from the total number of shares of Common Shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as will be paid in respect of fractional shares, shall equal the Option exercise price of the total number of shares of Common Shares to be acquired, (B) subject to Article 2, Section I(b), to exercise all or a portion of an Option by delivering that number of shares of Common Shares already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Optionee to deliver the shares of Common Shares thus acquired by him or her in payment of shares of Common Shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or (C) to engage in any form of “cashless” exercise.

(iii) Withholding. The establishment of a procedure whereby a number of shares of Common Shares may be withheld from the total number of shares of Common Shares to be issued upon exercise of an Award or for the tender of shares of Common Shares owned by any Participant to meet any minimum obligation of withholding for taxes incurred by the Participant upon such exercise.

ARTICLE 2

STOCK OPTIONS

SECTION I

TERMS OF SHARES OPTIONS

The Committee shall have the authority, in its discretion, to grant Options. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the Options granted under the Plan shall be subject to the following:

(a) Exercise Price. The Committee shall establish the exercise price, subject to adjustment in accordance with the provisions of Article 9(a) of the Plan, applicable to the Common Shares subject to an Option at the time any Option is granted at such amount as the Committee shall determine, provided, however, that:

(i) in the case of Incentive Stock Options granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Subsidiary or Affiliate as defined in the Plan, the per Share exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

(ii) in the case of Incentive Stock Options granted to any other Employee and Non-Qualified Options, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

Notwithstanding the foregoing, the Committee may designate a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value of the Common Shares on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a Foreign Jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or any Subsidiary or Affiliate or pursuant to any other corporate transaction, as provided by applicable tax regulations.

(b) Payment of Exercise Price. The price per share of Common Shares with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Article 1, Sections IV(b)(i) or (ii) hereof, as determined by the Participant and approved by the Committee. Shares of Common Shares delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Shares on the date preceding the date of the exercise of the Option. Unless otherwise specifically provided, the exercise price of an Option that is paid by delivery (actually or by attestation) to the Corporation of other Common Shares shall be paid only by Common Shares of the Corporation that have been held by the Optionee for more than six (6) months on the date of delivery (or such shorter or longer period as may be required to prevent the Corporation from incurring an accounting charge).

(c) Exercisability of Options. Except as provided in Article 2, Section I(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee in its sole discretion at the time of the grant of such Options. The right to purchase shares of Common Shares shall be cumulative so that when the right to purchase any shares of Common Shares has accrued such shares of Common Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option shall be exercisable by a Participant without the prior written consent of the Committee until such Participant has fully repaid any and all loans made to him or her by the Corporation (or by any Subsidiary or Affiliate); provided, however, that a repayment (whether in the form of cash or Common Shares) made contemporaneously with an exercise of an Option granted hereunder (including a repayment in the form of withholding on shares of Common Shares to be received upon the exercise of such Option) shall be considered to have occurred prior to such Option exercise. If approved by the Committee and permitted by Applicable Laws, payment in full or of any part of the exercise price also may be made by delivering a properly executed exercise notice to an approved broker-dealer, together with instructions to the broker-dealer to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and taxes required to be withheld (a “cashless exercise”).

(d) Expiration of Options. No Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option. An Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Subsidiary or Affiliate as defined in the Plan, shall not be exercisable after the expiration of five (5) years from the date the Option is granted.

(e) Exercise Upon Optionee’s Termination of Employment or Termination of Consulting Relationship or Retirement.

(i) Except as provided in this Article 2, Section I(e)(i) and (ii) or as provided in an Award Agreement or a written employment agreement by and between the Corporation and the Participant, if the Optionee’s employment with the Corporation terminates for any reason, the Optionee shall have the right to exercise any Option during the 90 days after such termination of employment to the extent it was vested at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Optionee’s employment terminates due to Disability, such 90-day period during which the Option shall remain exercisable shall be extended to one year, but not beyond the expiration date of the Option. If employment terminated due to the Optionee’s death, or if the Optionee dies in such 90-day or one-year post-employment exercise period, the Option will continue to exercisable as provided in the Award Agreement, or, if no such provision is made in the Award Agreement, for a period of one year after the Optionee’s death, but not beyond the expiration date of the Option. Notwithstanding the foregoing, if an Optionee’s employment is terminated by the Corporation or by any Subsidiary or Affiliate for Good Cause, then the Optionee shall immediately forfeit his or her rights to exercise any and all outstanding Options theretofore granted to him or her. In the case of an Incentive Stock Option, if the Optionee does not exercise such Option to the full extent permitted by this Article 2, Section I(e)(i), the remaining exercisable portion of such Option, if any, automatically will be deemed a Non-Qualified Option (except to the extent otherwise provided by Section 421 or Section 422 of the Code), and such Option may be exercised only to the extent as may be permitted in the Award Agreement.

(ii) In the event of an Optionee’s Retirement or Early Retirement, such Optionee shall have the right, on or before the earlier of the expiration date of the Option or thirty-six (36) months following the date of such Retirement or Early Retirement, to purchase Shares under any Options which at Retirement or Early Retirement are, or within thirty-six (36) months following Retirement or Early Retirement would become, exercisable.

(iii) For purposes of determining whether an Optionee has incurred a termination of employment (or a Termination of Consulting Relationship), an Optionee who is both an Employee (or Consultant) and a Director shall be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his or her termination of service both as an Employee (or Consultant) and as a Director. For the avoidance of doubt, an Optionee shall be deemed to incur a termination of employment for purposes of this Article 2, Section I if, as the result of a sale of shares or assets, the entity that employs such Optionee shall cease to qualify as a Subsidiary or Affiliate and the Optionee does not immediately become an Employee, Consultant or Director of the Corporation or an entity that continues to be a Subsidiary or Affiliate.

(f) Annual Limitation on Incentive Stock Options. Notwithstanding any designation to the contrary, to the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Corporation or any Subsidiary or Affiliate exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Options.

(g) No Liability. The Corporation shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to qualify as an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board of Directors or the Committee pursuant to Article 14, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Option.

SECTION II

NON-EMPLOYEE DIRECTORS

(a) Automatic Grant. Notwithstanding the authority set forth in Article 1, Section IV or any other provisions of the Plan, the Committee shall have no power to determine eligibility for grants of Non-Qualified Options or the number of Common Shares for which Non-Qualified Options may be granted or the timing or exercise price of Non-Qualified Options with respect to any Non-Employee Director. Grants of Non-Qualified Options to Non-Employee Directors shall be automatic as set forth in this Article 2, Section II.

(b) Initial Public Offering. All Non-Employee Directors who are Directors on the effective date of the initial public offering of the Corporation’s Common Shares shall be granted automatically, immediately following the effective date of such initial public offering, such number of Restricted Shares of the Corporation’s Common Shares as shall be determined by the Board of Directors so that the aggregate value of such Restricted Shares award, as determined by the Board of Directors, shall be equal to $150,000; provided, however, that the number of such Restricted Shares subject to an Award for a Non-Employee Director under this Section II (b) shall be reduced by the Black-Scholes value, as determined by the Board of Directors, of any other outstanding stock option and equity awards made to a Non-Employee Director as of the effective date of the initial public offering.

(c) Subsequent Grants. Commencing in 2006 and subject to an annual evaluation, which evaluation shall be overseen by the Corporation’s Nominating and Corporate Governance Committee, on the date of each annual shareholders meeting, each individual who is to continue to serve as a Non-Employee Director shall automatically be granted a Non-Qualified Option to purchase 25,000 Common Shares; provided, however, that a Non-Employee Director shall not be eligible to receive an Option grant under this Article 2, Section II(c) until such individual has served as a Non-Employee Director for at least six (6) months.

(d) Terms. Non-Qualified Options granted under this Article 2, Section II shall be granted at an exercise price per Common Share equal to one hundred percent (100%) of the Fair Market Value at the date of grant. A Non-Qualified Option granted to a Non-Employee Director shall vest in three equal cumulative installments on each of the first, second and third anniversaries following the date of grant and shall have a maximum term of ten years from the date of grant.

(e) Exercise Upon Termination of Service. Except as otherwise provided in the Award Agreement, if a Non-Employee Director ceases to serve on the Board of Directors for any reason, he or she shall have the right to exercise any Option granted under this Article 2, Section II during the 90 days after such cessation of service on the Board of Directors to the extent such Option was vested at the date of such cessation of service, but in no event later than the date the Option would have expired had it not been for the cessation of such service. If the Non-Employee Director’s service ceases due to Disability, such 90-day period during which the Option shall remain exercisable shall be extended to one year, but not beyond the expiration date of the Option. If service on the Board of Directors ceased due to the Non-Employee Director’s death, or if the Non-Employee Director dies in such 90-day or one-year post-employment exercise period, the Option will continue to exercisable as provided in the Award Agreement, or, if no such provision is made in the Award Agreement, for a period of one year after the Non-Employee Director’s death, but not beyond the expiration date of the Option. Notwithstanding the foregoing, if a Non-Employee Director is removed from the Board of Directors for cause (pursuant to Article V of the Certificate of Incorporation of the Corporation), then he or she shall immediately forfeit his or her rights to exercise any and all outstanding Options theretofore granted to him or her.

(f) Ineligible Non-Employee Directors. Notwithstanding any other provision of the Plan, a Non-Employee Director who is the beneficial owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary or Affiliate as defined in the Plan as of the date that an automatic grant would otherwise occur under Article 2, Section II(b) or (c) shall not be eligible for such automatic grant.

(g) Board Discretion. The Awards under this Article 2, Section II are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board of Directors may, in its discretion, amend the Plan with respect to the terms of the Awards herein, may add or substitute other types of Awards, including Restricted Shares and Restricted Share Units, or may temporarily or permanently suspend Awards hereunder, all without approval of the Corporation’s shareholders. The Board of Directors may, in its discretion, change the amounts set forth in Article 2, Section II(b) or (c) from time to time; provided, however, that no such amount shall be changed more frequently than six (6) months after the Effective Date or after the date that the amount was previously changed.

ARTICLE 3

RESTRICTED SHARES

The Committee shall have the authority, in its discretion, to grant Restricted Shares in such amounts as the Committee, in its sole discretion, will determine and set forth in an Award Agreement; provided, however, that the Restricted Shares granted under the Plan shall be subject to the following:

(a) Grant of Restricted Shares. Subject to the limitations of the Plan, the Committee shall determine whether shares of Common Shares covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the Common Shares are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the time or times when each award of Restricted Shares will vest, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Participant for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Article 3(a) shall be specified in the Award Agreement.

(b) Issuance of Restricted Shares at Beginning of the Restriction Period. If shares of Common Shares are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award

Agreement. Such certificates shall remain in the custody of the Corporation and the Participant shall deposit with the Corporation stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Corporation of all or any portion of the Restricted Shares and any securities constituting Retained Distributions (as defined in Article 3(c)) that shall become vested in accordance with the Plan and the Award Agreement.

(c) Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Shares for all corporate purposes. The Participant will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may in its sole discretion designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a shareholder with respect to the Common Shares covered by such an award of Restricted Shares; except, that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Corporation will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Article 3(b); (iii) other than such dividends and distributions as the Committee may in its sole discretion designate, the Corporation will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

(d) Issuance of Shares at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Shares and the Participant shall not have any of the rights of a shareholder with respect to the Shares covered by such an award of Restricted Shares, in each case until such Shares shall have been transferred to the Participant at the end of the Restriction Period. If and to the extent that shares of Common Shares are to be issued at the end of the Restriction Period, the Participant shall be entitled to receive Dividend Equivalents with respect to the Shares covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Award Agreement.

(e) Cash Awards. In connection with any award of Restricted Shares, an Award Agreement may provide for the payment of a cash amount to the Participant holding such Restricted Shares at any time after such Restricted Shares shall have become vested. Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Award Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Participant shall be otherwise entitled or eligible to receive from the Corporation.

(f) Completion of Restriction Period. On the vesting date specified in the applicable Award Agreement with respect to each award of Restricted Shares, and upon the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash award to be received by the Participant with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Award Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Corporation and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide.

(g) Effect of Termination. Except as otherwise determined by the Committee at the time of grant or as provided in an Award Agreement or a written employment agreement by and between the Corporation and the Participant, upon termination of employment (or Termination of Consulting Relationship) with the Corporation, or any Subsidiary or Affiliate, or cessation of membership on the Board of Directors, for any reason during the Restriction Period, all Restricted Shares still subject to restriction shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Corporation; provided, however, that in the event of a Participant’s Disability, death, Retirement or Early Retirement, or in cases of special circumstances, if the Board of Directors, in its sole discretion, finds that a waiver would be in the best interests of the Corporation and shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision to waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, then the Participant shall continue to be the owner of such Restricted Shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of Restricted Shares pursuant to this Article 3(g), the Corporation shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such Restricted Shares. In the event that the Corporation requires a return of Restricted Shares, it shall also have the right to require the return of all dividends, distributions or Dividend Equivalents paid on such Restricted Shares, whether by termination of any escrow arrangement under which any Retained Distributions or Dividend Equivalents are held or otherwise. Participants shall be subject to the terms of Article 2, Section II(e)(iii) related to determining when a termination of service with the Corporation is deemed to have been incurred.

ARTICLE 4

STOCK APPRECIATION RIGHTS

The Committee shall have the authority, in its discretion, to grant SARs at any time and from time to time, as will be determined by the Committee. The terms and conditions of the SARs shall be determined from time to time by the Committee; provided, however, that the SARs granted under the Plan shall be subject to the following:

(a) Grant of SARS. A SAR may be granted to a Participant holding an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the applicable Award Agreement.

(b) Number of Shares. The Committee will have complete discretion to determine the number of SARs granted to any Participant.

(c) Tandem SARS. A Tandem SAR may be granted concurrently with the grant of the related Option or, if the related Option is a Non-Qualified Option, at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Award Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be cancelled automatically to the extent of the number of shares of Common Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Article 4(e)) equal in value to the excess of the Fair Market Value of a share of Common Shares on the date of exercise over the related Option purchase price per share; provided, however, that the Committee may, in any Award Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

(d) Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Award Agreement. The base price of a Free Standing SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Shares on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Shares with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Article 4(e)) equal in value to the excess of the Fair Market Value of a share of Common Shares on the date of exercise over the Fair Market Value of a share of Common Shares on the date of grant of such Free Standing SAR.

(e) Consideration. The consideration to be received upon the exercise of an SAR by the Participant shall be paid in cash, shares of Common Shares to which the SAR relates

(valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and shares of Common Shares as specified in the Award Agreement, or, if so provided in the Award Agreement, either as determined by the Committee in its sole discretion or as elected by the Participant, provided that the Committee shall have the sole discretion to approve or disapprove the election by a Participant to receive cash in full or partial settlement of an SAR, which approval or disapproval shall be given after such election is made. The Corporation’s obligation arising upon the exercise of an SAR may be paid currently or, if specified in an Award Agreement, on a deferred basis with such interest or earnings equivalent as the Committee may determine. No fractional shares of Common Shares shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Award Agreement, the Participant will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for shares of Common Shares on its expiration date.

(f) Limitations. The applicable Award Agreement may provide for a limit on the amount payable to a Participant upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Participant in whole or in part for cash during any specified period, for a limit on the time periods during which a Participant may exercise SARs and for such other limits on the rights of the Participant and such other terms and conditions of the SAR as the Participant may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee from time to time. Unless otherwise so provided in the applicable Award Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

(g) Exercise. For purposes of this Article 4, the date of exercise of an SAR shall mean the date on which the Corporation shall have received notice from the Participant of the SAR of the exercise of such SAR.

(h) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Shares a SAR previously granted based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(i) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Article 2, Section II(d) and (e) shall also apply to SARs.

ARTICLE 5

PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee shall have the authority, in its discretion, to grant Performance Units and Performance Shares at any time and from time to time, as will be determined by the Committee. The terms and conditions of the Performance Units and Performance Shares shall be determined from time to time by the Committee; provided, however, that the Performance Units and Performance Shares granted under the Plan shall be subject to the following:

(a) Value of Performance Unit and Performance Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the date of grant. Each Performance Share will have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.

(b) Performance Objectives and Other Terms. The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Participants. The time period of not less than twelve (12) months during which the performance goals must be met will be called the “Performance Cycle.” Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that will specify the Performance Cycle, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance goals based on the achievement of Corporation-wide, divisional, or individual objectives, on Applicable Laws, or on any other basis as determined by the Committee in its discretion.

(c) Earning of Performance Units and Performance Shares. After the applicable Performance Cycle has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Cycle, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, may reduce or waive any performance goals for such Performance Unit or Performance Share.

(d) Modification of Standards. If the Committee determines in its sole discretion that the established performance goals are no longer suitable to Corporation objectives because of a material change in the Corporation’s business, operations, corporate structure or capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance goals as it considers appropriate and equitable.

(e) Form and Timing of Payment of Performance Unit and Performance Shares. Payment of earned Performance Units and Performance Shares will be made as soon after the expiration of the applicable Performance Cycle at the time determined by the Committee. The Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Cycle) or in a combination thereof.

(f) Cancellation of Performance Units and Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to the Corporation, and again will be available for grant under the Plan.

(g) Effect of Retirement. If before the date of payment of any Performance Units or Performance Shares, the Participant terminates his or her employment due to Retirement or Early Retirement, the Participant shall be entitled to receive after the expiration of the applicable Performance Cycle the same amount which the Participant would have earned had such Participant then been a Service Provider of the Corporation or any Subsidiary or Affiliate as of such date.

ARTICLE 6

PHANTOM SHARES

The Committee shall have the authority, in its discretion, to grant Phantom Shares, the value of which shall be determined by reference to a share of Common Shares, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any performance goal requirements that may be established by the Committee; provided, however, that the Phantom Shares granted under the Plan shall be subject to the following:

(a) Surrender. Each Award Agreement with respect to a Phantom Share shall specify the date on which the Phantom Share shall be surrendered, and thereby cancelled by delivery of an actual Share or, in the discretion of the Committee, by the payment of cash (or a combination of cash and Shares) in an amount equal to one hundred percent (100%) of the Fair Market Value of a Common Share on the date of surrender, subject to such terms and conditions as the Committee may specify, in its sole discretion, in the applicable Award Agreement or thereafter. A Participant shall not have the right to require that payment be made by delivery of Shares. The date on which the Phantom Shares shall be surrendered may be accelerated upon the occurrence of certain events, as determined by the Committee in its sole discretion and as set forth in the applicable Award Agreement.

(b) Dividends and Distributions. Payments of Dividend Equivalents may be made to Participants who have been awarded Phantom Shares. Such payments of Dividend Equivalents may be paid directly to the Participant or may be reinvested in additional Phantom Shares, as determined by the Committee in its sole discretion.

(c) Limitation on Payment. The Committee may, in its sole discretion, establish and set forth in the Award Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Award Agreement.

(d) Participant’s Termination. Except as otherwise determined by the Committee at the time of grant, upon termination of employment (or upon Termination of the Consulting Relationship) for any reason, the date of surrender of Phantom Shares shall be accelerated and the Phantom Shares shall be automatically and immediately surrendered and cancelled by delivery of Shares as of the date of such termination to the extent vested.

ARTICLE 7

RESTRICTED SHARE UNITS

The Committee shall have the authority, in its discretion, to grant Restricted Share Units. Restricted Share Units shall consist of an Award of Restricted Shares, Performance Shares or Performance Units that the Committee, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Committee. The Committee may, in its sole discretion, establish any or all of the following rules for application to an award of Restricted Share Units:

(a) Non-Transferability. Any shares of Common Shares which are part of an award of Restricted Share Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of the Award.

(b) Consideration. Such Restricted Share Units may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Shares to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Shares in connection with an award of Restricted Share Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Performance or Other Criteria. Awards of Restricted Share Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

(d) Deferral and Other Terms and Conditions. Awards of Restricted Share Units may provide in the Award Agreement for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of Dividend Equivalents with respect to the number of shares of Common Shares covered by the Restricted Share Units, and written elections by the Participant to defer payment of the Award or the lifting of restrictions on the Award, if any.

(e) Waiver of Restrictions. In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which an award of Restricted Share Units was made subject at the time of grant.

(f) Effect of Termination. Except as otherwise determined by the Committee at the time of grant, the provisions of Article 3(g) shall apply with respect to those Restricted Share Units that consist of an Award of Restricted Shares, and the provisions of Article 5(f) and (g) shall apply with respect to those Restricted Share Units that consist of an Award of Performance Shares or Performance Units.

ARTICLE 8

OTHER SHARE BASED AWARDS

The Committee shall have the authority, in its discretion, to grant Other Share Based Awards, which may be granted either alone, in addition to, or in tandem with, either or both of other Awards granted under the Plan or other cash awards made outside of the Plan. The Committee shall have authority to determine to whom and the time or times at which Other Share Based Awards shall be made, the amount of such Other Share Based Awards, whether the value of such Other Share Based Award shall be indexed to a Share, and all other conditions of the Other Share Based Awards including but not limited to any vesting or forfeiture conditions and dividend or voting rights.

ARTICLE 9

ADJUSTMENT OF SHARES; MERGER OR

CONSOLIDATION, ETC. OF THE CORPORATION

(a) Recapitalization, Etc. In the event there is any change in the Common Shares of the Corporation by reason of any reorganization, recapitalization, shares split, shares dividend or otherwise, there shall be substituted for or added to each share of Common Shares theretofore appropriated or thereafter subject, or which may become subject, to any Award, the number and kind of shares or other securities into which each outstanding share of Common Shares shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

(b) Merger, Consolidation or Change in Control of Corporation. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the shareholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation or (iii) the Change in Control of the Corporation (a “Reorganization Event”), then, at the sole discretion of the Board of Directors and to the extent permitted by Applicable Laws, and except as otherwise provided in an Award Agreement or a written employment agreement by and between the Corporation and the Participant, (i) the Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, the Participant’s unexercised Options and SARs shall become exercisable or vested in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) the Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Shares shall receive upon consummation thereof a cash payment for each Share surrendered in the Reorganization Event (the “Acquisition Price”), a cash payment shall be made or provided to a Participant equal to (A) the Acquisition Price times the number of shares of Common Shares subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Awards, in exchange for the termination of such Awards, (v) in connection with a liquidation or dissolution of the Corporation, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) or (vi) the Board of Directors shall provide for any combination of the foregoing.

(c) Notwithstanding anything to the contrary in the Plan, if a Reorganization Event occurs and if within one (1) month before or twelve (12) months after the date of such Reorganization Event the employment, Consulting Relationship, or service of a Participant terminates due to an involuntary termination (not including death or Disability) other than for Good Cause, then all Awards then held by such Participant, if any, (including substituted or assumed Awards) shall immediately vest and become exercisable in accordance with the terms of the Award Agreement, and all restrictions with respect to any such Awards shall immediately lapse or be deemed to have been satisfied, in whole or in part without regard to any installment provision regarding exercisability, vesting, or payment that may have been made part of the terms and conditions of such Awards; provided, however, that the Participant has satisfied any other requirements, if any, that may be required by the Board of Directors and set forth in the related Award Agreement, including any substituted or assumed Award Agreement.

(d) Limitation on Change in Control Payments. Notwithstanding anything in this Article 9 of the Plan to the contrary, in the event that it is determined (as hereinafter provided) that any payment or distribution by the Corporation or any of its affiliates or any other person in connection with the Change in Control of the Corporation or Reorganization Event to, or for the benefit of, a Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or an Award Agreement, or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any Award, or the lapse or termination of any restriction on, or the vesting or exercisability of, any Award (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state, local or foreign law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), and the Participant would receive a greater net after-tax amount (taking into account all applicable taxes payable by the Participant, including any excise tax under Section 4999 of the Code) by applying the limitation contained in this Article 9(d), then the Payments to the Participant hereunder plus any other amounts treated as “change of control payments” under Section 280G of the Code, shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without the Participant becoming subject to such an excise tax under Section 4999 of the Code (such reduced payments to be referred to as the “Payment Cap”). In the event that the Participant receives reduced payments and benefits hereunder, the Participant shall have the right to designate which of the payments and benefits otherwise provided for hereunder that he will receive in connection with the application of the Payment Cap.

ARTICLE 10

EARLY RETIREMENT; LEAVES OF ABSENCE

(a) Non-Compete for Early Retirement. Any approval by the Committee of the Early Retirement of a Participant and for according to such Participant the same benefits under the Plan as contemplated for Participants upon Retirement shall be subject to the following provisions.

(i) Any participant who is the beneficiary of any such approval for Early Retirement by the Committee shall be deemed to have expressly agreed not to compete with any business of the Corporation or any Subsidiary or Affiliate within the three (3) years immediately prior to the date of Early Retirement, directly or indirectly, and whether or not for compensation, as a shareholder owning beneficially or of record more than five percent (5%) of the outstanding shares of any class of shares of an issuer, or as an officer, director, employee, consultant, partner, joint venturer, proprietor, or otherwise, or engage in or become interested in any Conflicting Organization in connection with research, development, consulting, manufacturing, purchasing, accounting, engineering, marketing, merchandising or selling of any Conflicting Product or Service directly or indirectly in competition with the Corporation or any Subsidiary or Affiliate (or any of their successors) in the geographic area in which the Corporation or such Subsidiary or Affiliate actively carried on business, for the period with respect to which such approval affords the participant the enhanced benefits as set forth in Article 2, Section II(e)(ii), Article 3(b), Article (4)(i) and Article 5(g) herein, or in any Award Agreement.

(ii) In the event that a Participant shall fail to comply with the provisions of this Article 10(a), the Committee’s approval described above shall be automatically rescinded and the Participant shall forfeit the enhanced benefits referred to in Article 10(a)(i) above and shall return to the Corporation any gains realized after Early Retirement by reason of such benefits as determined by the Committee. If the provisions of this Article 10(a), or the corresponding provisions of an Award Agreement, shall be unenforceable as to any Participant, the Committee may rescind any such approval of Early Retirement with respect to such Participant, and such Participant shall be required to return any gains realized after the date of Early Retirement and any outstanding Awards shall be cancelled.

(iii) If any provision of this Article 10(a), or the corresponding provisions of an Award Agreement, is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the Participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Article 10(a), or the corresponding provisions of an Award Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.

(b) Leave of Absence. Unless the Committee provides otherwise, vesting of Awards granted under the Plan will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Corporation; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Participant will not cease to be considered an Employee or Consultant in the case of (i) any leave of absence approved in writing by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation and any Subsidiary or Affiliate. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Option.

ARTICLE 11

NON-TRANSFERABILITY

Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Participant thereof only by such Participant (or his or her court appointed legal representative). If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions in the Award Agreement as the Committee deems appropriate.

ARTICLE 12

SECTION 162(m) REQUIREMENTS

Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code, then the Committee, may provide that the following provisions are applicable to such Award:

(a) Performance Goals. If an Award is subject to this Article 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which may be based on the attainment of one or any combination of the following: return on invested capital, subscriber numbers (or growth in subscribers), customer service levels, EBIT (or EBITDA or other forms of earnings on basic or diluted basis), free cash flow (or other cash flow measures), growth in the foregoing or other measures, economic profit, net income (before or after tax), specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth) or cost control, of the Corporation or any Subsidiary or Affiliate (or any division thereof) for or within which the Participant is primarily employed, or such other criteria as the Committee shall approve. Such performance goals also may be based upon the attaining of specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the first ninety (90) days of a Performance Cycle (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of, Section 162(m) of the Code.

(b) Adjustments. Notwithstanding any provision of the Plan other than Article 9, with respect to any Award that is subject to this Article 12, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant.

(c) Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE 13

MISCELLANEOUS PROVISIONS

(a) Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Article 17 hereof, all actions and decisions of the Committee shall be final.

(b) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

(c) Investment Representation. With respect to shares of Common Shares received pursuant to the exercise of an Award, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

(d) Withholding Taxes. The Corporation shall have the right to deduct from all cash payments hereunder any minimum federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Shares upon the exercise of an Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant’s salary, reduction of the number of shares of Common Shares or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the minimum amount required to be withheld or by tendering to the Corporation a number of shares of Common Shares having a value equivalent to the minimum withholding amount, or by use of any available procedure as described under Article I, Section IV(b)(iii) hereof.

(e) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award or to any employee receiving an Award.

(f) Funding of Plan. The Plan shall be unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the

Corporation or any other entity by reason of any Award. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

(g) Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

(h) Plurals. Where appearing in the Plan, singular terms shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

(i) Headings. The headings and sub-headings in the Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

(j) Severability. In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(k) Liability and Indemnification.

(i) Neither the Corporation nor any Subsidiary or Affiliate, nor any agents, employees, officers, directors or shareholders of any of them, shall have any liability or responsibility in any way for any act or action taken, whether of commission or omission, by the Committee or the Board of Directors, or any member thereof, or any other fiduciaries, in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Subsidiary or Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Subsidiary or Affiliate relied in good faith upon the action of such agent or the advice of such counsel. No member of the Committee or the Board of Directors shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving actual bad faith, or for any act or action taken, whether of commission or omission, by any other member or by any agent, employee or officer.

(ii) The Corporation, each Subsidiary and Affiliate, the Committee, and the Board of Directors shall be indemnified and held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or action taken, whether of commission or omission, in good faith in the belief that such acts or actions were in the best interests of the Corporation. In addition to such other rights of indemnification, as they may have as members of the Board of Directors, or as members of the Committee, the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred, in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or action taken, by commission or omission, in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board of Directors member is liable for actual bad faith in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee or Board of Directors member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

(l) Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which the Committee deems necessary or desirable for carrying out the Plan or any of its provisions.

(m) Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of Delaware.

(n) Foreign Jurisdictions. The Committee may adopt special guidelines and provisions for Participants who are residing in, or subject to the tax, securities or other laws of, Foreign Jurisdictions to comply with the applicable tax, securities or other laws of such Foreign Jurisdictions and may impose any limitations and restrictions that it deems necessary or advisable to comply with the applicable tax, securities or other laws of such Foreign Jurisdictions, including the modification of the provisions of the Plan in respect of Participants residing or located in such Foreign Jurisdictions, to the extent necessary or advisable to comply with any such laws. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligations with respect to tax equalization for Participants on assignments outside their home country.

(o) No Guarantee of Employment or Consulting Relationship or Directorship. Nothing contained in the Plan shall be construed as a contract of employment (or as a contract establishing a Consulting Relationship) between the Corporation or any Subsidiary or Affiliate and any Employee or Participant, as a right of any Employee or Participant to be continued in the employment of (or in a Consulting Relationship with) the Corporation or any Subsidiary or Affiliate, or as a limitation on the right of the Corporation or any Subsidiary or Affiliate to discharge any of its Employees or Consultants, at any time, with or without cause. Additionally, the Plan shall not confer on any Director any right with respect to continuation of service or nomination to serve as a Director, nor shall it interfere in any with any rights which such Director or the Corporation may have to terminate his or her directorship at any time.

(p) Notices. Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at 2400 N Street, N.W., Washington, D.C. 20037, Attn: Corporate Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee’s records.

(q) Written Agreements. Each Award shall be evidenced by an Award Agreement between the Corporation and the Participant containing the terms and conditions of the award.

ARTICLE 14

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan, at any time, as it determines to be advisable or in the best interests of the Participants, provided that no amendment, suspension or termination of the Plan shall adversely affect any Award previously granted under the Plan without the consent of the holder thereof. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment. The Corporation will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

ARTICLE 15

SECTION 409A OF THE CODE

(a) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A and the regulations thereunder are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith. Notwithstanding anything to the contrary in the Plan, the Committee may in its absolute discretion alter or amend any of the provisions of this Plan if such alteration or amendment would be required to comply with Section 409A of the Code or any regulations promulgated thereunder.

(b) Payments to Specified Employees. In connection with a Participant’s termination of employment, the payment, settlement or exercisability of an Award held by a Participant whom the Committee reasonably believes is a “specified employee” (within the meaning of Section 409A of the Code) shall not be made before the first business day that is six months and one day after the date of such Participant’s termination of employment or Termination of Consulting Relationship (or upon death, if earlier) if the Committee reasonably believes an Award to be subject to Section 409A(a)(2)(B) of the Code.

(c) No Liability. Neither the Corporation nor any Subsidiary or Affiliate shall be responsible for, or have any liability to a Participant or other person with respect to, any taxes or penalties which may be imposed on a Participant in connection with an Award granted under the Plan, in the event that such Award becomes subject to Section 409A of the Code and the regulations promulgated thereunder.

ARTICLE 16

TERM OF PLAN

The Plan shall automatically terminate on the day immediately preceding the tenth (10th) anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by the Board of Directors. No Award may be granted under the Plan subsequent to the termination of the Plan.

ARTICLE 17

CLAIMS PROCEDURES

(a) Denial. If any Participant, former Participant or beneficiary is denied any vested benefit to which he or she is, or reasonably believes he or she is, entitled under the Plan, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his or her claim, if possible, and an explanation of why such material or information is needed and (iii) an explanation of the Plan’s claim review procedure.

(b) Written Request for Review. Within 60 days of receipt of the information stated in subsection (a) above, such person shall, if he or she desires further review, file a written request for reconsideration with the Committee.

(c) Review of Document. So long as such person’s request for review is pending (including the 60 day period in subsection (b) above), such person or his or her duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

(d) Committee’s Final and Binding Decision. A final and binding decision shall be made by the Committee within 60 days of the filing by such person of his or her request for reconsideration, pursuant to subsection (b) above provided, however, that if the Committee, in its discretion, feels that a hearing with such person or his or her representative is necessary or desirable, or that a longer review period is advisable, this period shall be extended for an additional 60 days.

(e) Transmittal of Decision. The Committee’s decision shall be conveyed to such person in writing and shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by such person and (iii) set forth the specific references to the pertinent Plan provisions on which the decision is based.

(f) Limitation on Claims. Notwithstanding any provisions of the Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation or any Subsidiary or Affiliate more than three years after the date the Participant (or his or her estate or other beneficiary) initially is entitled to receive benefits hereunder.

ARTICLE 18

EFFECTIVE DATE

The Plan shall become effective as of June 17, 2005 (the “Effective Date”), subject to approval by the shareholders of the Corporation within twelve months from the date the Plan is adopted by the Board of Directors. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.